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                                                                   Exhibit 99.7

FOR IMMEDIATE RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                                  619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com
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LJL BIOSYSTEMS EXPANDS ITS GENOMICS PLATFORM WITH INFORMATICS TOOLS TO ENABLE
AUTOMATED SNP SCORING

      o  INCYTE EUROPE ADOPTS LJL SNP SCORING PLATFORM

SUNNYVALE, CA -JANUARY 13, 2000 - LJL BioSystems, Inc. (NASDAQ: LJLB) today announced the addition of customized algorithms and IT tools, HEFP AlleleSorter-TM-, designed to enable automated genotype calling on LJL's SNP (single nucleotide polymorphism) genotyping platform. HEFP AlleleSorter-TM- is an extension to the products LJL is already offering through its Genomics Science Group.

Since the creation of the Genomics Science Group in August, 1999, a number of leading researchers in the field have adopted LJL's proprietary method of detection, High Efficiency Fluorescence Polarization (HEFP-TM-), as the method of choice for cost-effective, high throughput genotyping of SNPs. In particular, in collaboration with Incyte Europe, LJL presented at the Automation in Mapping and Sequencing Conference held at the Sanger Centre, Hinxton, UK. Speaking at the conference, Tom Weaver, Head of Development for Incyte Europe, stated, "We are adopting LJL's HEFP-SNP genotyping platform for our in-house genotyping efforts. Speed and accuracy of base calling, combined with reduced cost per genotype gives LJL's system clear superiority to alternative techniques."

 "We are very pleased with the commercial development and market acceptance of our approach for high throughput genotyping. The key drivers to our growth in the genomics market are the same basic drivers that are propelling LJL's products within the drug discovery and screening markets. Namely, our ability to provide cost-efficient delivery of rapid, robust and sensitive SNP detection, using our proprietary HEFP-SNP platform, is key to LJL's success in addressing this increasingly important area of genomics research," stated Lev J. Leytes, Chairman and CEO of LJL. "With the addition of the HEFP AlleleSorter-TM-, we move closer to a seamless approach for preparation, identification and data analysis of large numbers of samples for genotyping," continued Mr. Leytes.
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"As SNP discovery work progresses, SNP screening will become more demanding upon throughput and cost per data point performance. We believe that the HEFP-SNP platform is superior to any of the current technologies on the market and expect over time that it will be a significant contributor to LJL's revenues," stated Mr. Leytes.

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in this genomics era. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com
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FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999, August 16, 1999 and November 15, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.
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